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                                                                EXHIBIT 10.39.2


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
Secured Party:  MetLife Capital Corporation                     Debtor:         Fidelity Asset Management, Inc.

Address:        10900 NE 4th Street, Suite 500                  Address:        17911 Von Karman Avenue
                Bellevue, WA 98004-5853                                         Irvine, CA 91714
                Telephone: (206) 451-0090                                       Telephone: (714) 622-4553
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        1.      Secured Party and Debtor have entered into a Master Security
Agreement dated as of September 12, 1996, (the "Security Agreement"). To secure payment of the indebtedness set forth below, including the Principal Amount set forth below, and the performance of all obligations contained herein, Debtor hereby grants to Secured Party, its successors and assigns, a security interest in the property set forth in Schedule A hereto, together with all attachments, accessories, additions and accessions thereto, whether now existing or hereafter acquired, all replacements and substitutions therefor, and all proceeds thereof (all hereinafter referred to collectively as the "Equipment").

        2. Principal Amount. The original Principal Amount of this Note is: $7,500,000.00

        3. a.   Term. The Term of this Note is forty-eight (48) months
commencing on the Term Commencement Date as set forth in the Acceptance Certificate of this Note plus any partial period between the Acceptance Date of the Equipment as set forth in the Acceptance Certificate and the Term Commencement Date.

           b. Payments. Debtor hereby promises to pay the Principal Amount to Secured Party and interest thereon as follows:

           (1) Interest only on the Term Commencement Date in an amount equal to $N/A multiplied by the number of days between the Acceptance Date up to and including the Term Commencement Date.

           (2) Thereafter the principal sum of Seven Million Five Hundred Thousand Dollars ($7,500,000.00), together with interest on unpaid principal from the Term Commencement Date until payment in full at a rate of 30-Day Commercial Paper in effect from time to time, as published in Federal Reserve Statistical Release H.15[519], plus two and forty-four one hundredths percent (2.44%) per annum ("Variable Rate") computed on the basis of a 360 day year of twelve consecutive thirty day months in forty-eight (48) installments of principal, each in the amount of $156,250.00, plus interest as defined above, payable commencing October 13, 1996, and monthly thereafter until September 13, 2000, on which date the entire balance of principal and interest unpaid shall be due and payable. It is agreed that each installment, when paid, shall be applied by the holder hereof, first so much as shall be required to the payment of interest accrued as specified hereto, and the balance thereof to the repayment of the principal sum.

In the event that the Payments set forth in any Acceptance Certificate hereto differ from those set forth in this Section 3 (b), the Payments shall be as set forth in the Acceptance Certificate.

           c. Debtor agrees to pay Secured Party, in advance, the first NA Installment Payments.

           d. Secured Party acknowledges receipt from Debtor of a payment in the amount of $NA to be held by Secured Party as a deposit to secure Debtor's performance hereunder.

           e. Rate Fix Option. On any payment date during the term of this Note, after 90 days from Term Commencement Date, (the "Rate Fix Date"), provided that no event of Default, or event which with the passage of time or giving of notice would constitute an Event of Default, has occurred and is continuing, Debtor shall have the option, upon at least thirty (30) days prior written notice to Secured Party, to fix the interest rate per annum applicable to this Note for the entire remaining Term at a rate equal to (A) the Treasury Constant Maturities Rate (defined below) applicable to the number of years closest to the number of years (and any partial year) remaining in the term of the Note plus (B) 3.04%.

The Treasury Constant Maturities Rate as set forth above shall be such the weekly average of the U.S. Treasury Constant Maturities as published in the Federal Reserve Statistical Release H.15 (519) for the week immediately preceding the Rate Fix Date.

In the event that the Debtor elects to exercise the Rate Fix Option set forth above, the Debtor shall pay to the Secured party on the applicable Rate Fix Date, in immediately available funds, a fee of $3,000.00.

The Rate Fix Option shall be exercisable only once during the term of the Note.

           f. Reamortization of Note upon Adjustment. Upon the adjustment of the interest rate applicable to this Note pursuant to subsection e. hereof, the Installment Payments due throughout the remaining Term of this Note and the allocation of such payments to principal and interest shall be amended and recalculated by reamortizing the Principal Amount of this Note as of the Rate Fix Date at the then applicable interest rate over the remaining term.





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        4.      Debtor waiver any right of exemption and waives presentment, protest and demand and notice of protest, demand and of dishonor and nonpayment of this Note, and consents that any holder hereof shall have the right, without notice, to grant any extension or extensions of time for payment of this Note or any part thereof or any other indulgences or forbearances whatsoever, or may release any of the security for this Note without in any way affecting the liability of any other party for the payment of this Note.

        5. The Equipment will be located at the locations specified in Schedule A hereto.

        6. The Installment Payments may change for Equipment accepted after N/A.

        7. This Note is secured by the Equipment, as set forth in Schedule A hereto and as further defined in the Security Agreement, the terms and conditions of which are incorporated herein by reference. This Note is one of the "Notes" referred to in the Security Agreement.

Dated as of September 12, 1996              By execution hereof, the signer
                                            certifies that he has read,
                                            accepted and duly executed this
                                            Note to the Master Security
                                            Agreement on behalf of Debtor.

SECURED PARTY:                              DEBTOR:
    METLIFE CAPITAL CORPORATION                 FIDELITY ASSET MANAGEMENT, INC.

By:    VINCE IACI                           By:    CARL A. STRUNK
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Title: Vice President                       Title: President
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